EXHIBIT 10(iii)A(62)

AMENDMENT NO. 1

TO

ACUITY BRANDS, INC.

LONG-TERM INCENTIVE PLAN

THIS AMENDMENT is made this 29th day of September, 2006, by ACUITY BRANDS, INC. (the “Company”);

W I T N E S S E T H:

WHEREAS, the Company maintains the Acuity Brands, Inc. Long-Term Incentive Plan, as amended and restated effective as of December 18, 2003 (the “Plan”); and

WHEREAS, the Company desires to amend the Plan’s adjustment provisions;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the Plan is hereby amended as follows:

1.

Section 2(f) of the Plan is hereby amended by deleting the existing section in its entirety and replacing it with the following:

“(f) “Change in Capitalization” means any increase or reduction in the number of Shares, or any change (including, but not limited to, a change in value) or exchange of Shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, extraordinary cash dividend, property dividend, combination or exchange of shares, repurchase of shares, public offering, private placement, change in corporate structure or otherwise.”

2.

Section 10 of the Plan is hereby amended by deleting the existing section in its entirety and replacing it with the following:

“10. Adjustment Upon Changes in Capitalization

(a) In the event of any Change in Capitalization, the Committee shall make such adjustment in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number and the Committee shall make such adjustments as are necessary to insure Awards of whole Shares.

(b) Any adjustment under Section 10(a) in the Shares or other stock or securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Section 422 and 424 of the Code.

(c) If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock, securities, Performance Units or Performance Shares (other than rights or warrants to purchase securities), such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Performance Units or Performance Shares pursuant to the Award or Shares subject to the Option, as the case may be, prior to such Change in Capitalization.”

3.

This Amendment No. 1 to the Plan shall be effective as of September 29, 2006. Except as hereby modified, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this Amendment No. 1 as of the date first written above.

ACUITY BRANDS, INC.

/s/ Vernon J. Nagel
Vernon J. Nagel
Chairman, President, and Chief Executive Officer